UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 16, 2006
NYMAGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On February 16, 2006, the Board of Directors of NYMAGIC, INC. (the “Company”) granted salary increases effective March 1, 2006 to Paul J. Hart, the Company’s Senior Vice President, General Counsel and Secretary and Thomas J. Iacopelli, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, increasing Mr. Hart’s salary from $240,000 to $250,000 and Mr. Iacopelli’s salary from $220,000 to $240,000.
     Additionally, on February 16, 2006, the Board of Directors of the Company awarded the following bonuses payable March 16, 2006 to the executive officers of the Company listed below:

George R. Trumbull	Chairman	$100,000
A. George Kallop	President and Chief Executive Officer	$110,000
Mark W. Blackman	Chief Underwriting Officer	$100,000
Paul J. Hart	Senior Vice President, General Counsel and Secretary	$75,000
Thomas J. Iacopelli	Senior Vice President, Chief Financial Officer and Treasurer	$75,000
     On February 16, 2006, the Board also granted a discretionary bonus payable March 16, 2006 to William D. Shaw, Jr., a member of the Board of Directors of the Company, in the amount of $30,000 under his consulting agreement with the Company.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.

By: /s/ Thomas J. Iacopelli
Name: Thomas J. Iacopelli
Title: Chief Financial Officer and Treasurer
March 10, 2006

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